Berenson LLP

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 20, 2005 relating to the years ending December 31, 2004 and 2003 financial statements and financial statement schedules of Amtrust Financial Services, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Berenson LLP

Berenson LLP
November 8, 2006

Berenson LLP, Certified Public Accountants 135 West 50th Street, New York, NY 10020 TEL 212.977.6800 FAX 212.245.3808 WEB berenson.com